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                                                                    EXHIBIT 23.1

                          CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Joint Proxy Statement of Video Update, Inc. and Moovies, Inc. that is made a part of the Registration Statement and Prospectus of Video Update, Inc. for the registration of 9,375,000 shares of its common stock, and to the use of our report dated June 26, 1997, with respect to the consolidated financial statements of Video Update, Inc. included in the Joint Proxy Statement and Prospectus of Video Update, Inc. and Moovies, Inc.

                                              /s/ ERNST & YOUNG LLP


Minneapolis, Minnesota
January 19, 1998